LIMITED GUARANTY

Date: January 15, 2002

        FOR VALUABLE CONSIDERATION PAID, BOSTON BIOMEDICA, INC., a Massachusetts corporation having a place of business at 375 West Street, West Bridgewater, MA 02379 (the “Guarantor”), who acknowledges that the Guarantor will benefit from the grant or extension of financial accommodations to RESORT ACCOMMODATIONS INTERNATIONAL, LLC (the “Borrower”), which financial accommodations of the Borrower are guaranteed by a Guaranty of RICHARD T. SCHUMACHER, of 340 Foundry Street, North Easton, Massachusetts (“Schumacher”) dated February 28, 1998, as ratified on each of July 18, 1998, August 20, 1999, May 20, 2000, December 12, 2000, May 31, 2001 and of even date (the “Schumacher Guaranty”) and that COMMERCE BANK & TRUST COMPANY, having a place of business at 386 Main Street, Worcester, MA 01608 (the “Lender”), is relying on the Guarantor’s covenants herein in order to induce the Lender to grant or extend financial accommodations to the Borrower, and for other good and sufficient valuable consideration, covenants and agrees as follows:

        1.         Guaranty of Payment and Performance of Obligations.   In consideration of the Lender’s extending credit or otherwise in its discretion giving time, or extending credit or accommodations to the Borrower and subject to the limitations set forth in Section 2 hereof, the Guarantor hereby unconditionally guarantees to the Lender that Schumacher, pursuant to the Schumacher Guaranty, will duly and punctually pay or perform, at the place specified therefor, or if no place is specified, at the address set forth above, all indebtedness, obligations and liabilities, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, of Schumacher pursuant to the Schumacher Guaranty to the Lender now or hereafter owing or incurred (including without limitation costs and expenses incurred by the Lender in attempting to collect or enforce any of the foregoing) which are chargeable to Schumacher either by law or under the terms of the Lender’s arrangements with Schumacher, accrued in each case to the date of payment hereunder (collectively the “Obligations” and individually an “Obligation”). Subject to the limitations set forth in Section 2 hereof, this Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by Schumacher pursuant to the Schumacher Guaranty of the Obligations and not of their collectability only. Upon any default by Schumacher pursuant to the Schumacher Guaranty in the full and punctual payment and performance of the Obligations, the liabilities and obligations of the Guarantor hereunder shall, at the option of the Lender, become forthwith due and payable to the Lender without demand or notice of any nature, all of which are expressly waived by the Guarantor. Subject to the limitations set forth in Section 2 hereof, payments by the Guarantor hereunder may be required by the Lender on any number of occasions.

        2.         Limited Liability of Guarantor.  The liability of the Guarantor hereunder shall be limited to One Million Dollars ($1,000,000.00) together with all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by the Lender in connection with this Guaranty and the enforcement hereof which Guarantor agrees to pay.

        3.         Lender’s Freedom to Deal with Borrower and Other Parties.   The Lender shall be at liberty, without giving notice to or obtaining the assent of the Guarantor and without relieving the Guarantor of any liability hereunder, to deal with Schumacher and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as the Lender in its sole discretion deems fit, and to this end the Guarantor gives to the Lender full authority in its sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Borrower at such times, in such amounts and on such terms as the Lender may approve, (b) vary the terms and grant extensions or renewals of any present or further indebtedness or obligation to the Lender of the Borrower or of any such other party, (c) grant time, waivers and other indulgences in respect thereto, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations which the Lender now has or acquires after the date hereof, (e) accept partial payments from Schumacher or any such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with the Borrower, Schumacher, or any such other party; provided, however, that notwithstanding anything herein to the contrary, this Guaranty shall not be a guaranty of any additional loan or further indebtedness incurred by Borrower and guaranteed by the Schumacher Guaranty beyond the amount of indebtedness of the Borrower which is guaranteed by the Schumacher Guaranty on the date hereof.

        4.         Unenforceability of Obligations Against Borrower and Schumacher;
Invalidity of Security or Other Guaranties. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by Schumacher pursuant to the Schumacher Guaranty for or on Borrower’s behalf, or if any of the moneys included in the Obligations have become irrecoverable from the Borrower or Schumacher by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal debtor on all such Obligations. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security.

        5.         Waivers by Guarantor.  The Guarantor waives notice of acceptance hereof, notice of any action taken or omitted by the Lender in reliance hereon, and any requirement that the Lender be diligent or prompt in making demands hereunder, giving notice of any default by the Borrower or Schumacher, or asserting any other right of the Lender hereunder.

        6.         No Contest with Lender.  So long as any Obligation remains unpaid or undischarged, the Guarantor will not, by paying any sum recoverable hereunder (whether or not demanded by the Lender) or by any means or on any other ground, claim any set-off or counterclaim against Schumacher in respect of any liability of the Guarantor to Schumacher or, in proceedings under the Bankruptcy Act or insolvency proceedings of any nature, prove in competition with the Lender in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Schumacher or the benefit of any other security of any Obligation which, now or hereafter, the Lender may hold or in which it may have any share.

        7.         Demands and Notices.  Any demand on or notice to the Guarantor shall be in writing and shall be effective when delivered in hand to the Guarantor or five (5) days after being mailed by certified mail, postage prepaid, return receipt requested, to Guarantor at the address set forth below, or at such other address of which Guarantor shall have notified the Lender in writing.

        8.         Amendments, Waivers, Etc.  No provision of this Guaranty can be changed, waived, discharged or terminated except by an instrument in writing signed by the Lender and the Guarantor expressly referring to the provision of this Guaranty to which such instrument relates, and no such waiver shall extend to, affect or impair any right with respect to any Obligation which is not expressly dealt with therein. No course of dealing or delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

        9.         Guarantor’s Right As Against Borrower.  In the event the Lender proceeds against the Guarantor pursuant to this Guaranty, the parties agree that in lieu of any right to indemnification that the Guarantor might have against Schumacher, which right is hereby waived, the Guarantor shall be subrogated to the right of the Lender to the extent that the Guarantor satisfies and discharges Schumacher’s Obligations.

        10.         Security..  This Guaranty is secured by a Pledge Agreement of even date between the Guarantor and Bank in the amount of $1,000,000.00 to be held by the Lender.

        11.         Miscellaneous Provisions. This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall inure to the Lender and its successors in title and assigns, and shall be binding on the Guarantor and the Guarantor’s successors in title, assigns and legal representatives.

        IN WITNESS WHEREOF, the Guarantor has executed this Guaranty by its duly authorized officer on the day and year first above written.

                                                     BOSTON BIOMEDICA, INC.

____________________________                By____________________________
Witness

                  Address of Guarantor:     375 West Street
                                            West Bridgewater, MA 02379